EXHIBIT V


     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the general Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


May   , 1998
                  IMPLEO LLC


                  By:  /s/ Arthur H.Amron
                  Arthur H. Amron, Vice President


                  WEXFORD MANAGEMENT LLC


                  By:  /s/ Arthur H. Amron
                  Arthur H. Amron, Senior Vice President


                  WEXFORD SPECIAL SITUATIONS 1997, LP
                  By Wexford '97 Advisors, LLC, General Partner


                  By:  /s/ Arthur H. Amron
                  Arthur H. Amron, Vice President


                  WEXFORD SPECIAL SITUATIONS 1997 INSTITUTIONAL, LP By Wexford 97 Advisors, LLC, General Partner


                  By:  /s/ Arthur H. Amron
                  Arthur H. Amron, Vice President


                  WEXFORD SPECTRUM INVESTORS LLC


                  By:  /s/ Arthur H. Amron
                  Arthur H. Amron, Vice President


                    /s/ Charles E. Davidson
                  Charles E. Davidson


                    /s/ Joseph M. Jacobs
                  Joseph M. Jacobs